UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2015

ALGAE DYNAMICS CORP.
(Exact name of registrant as specified in its charter)

Ontario	333-199612	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

37 – 4120 Ridgeway Drive
Mississauga, Ontario Canada	L5L 5S9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (289) 997 6740

N/A
(Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

EQUITY PURCHASE AGREEMENT WITH RY CAPITAL GROUP, LLC

On September 10, 2015 (the "Closing Date"), Algae Dynamics Corp. (the “Company”) entered into an equity purchase agreement dated as of the Closing Date (the "EPA") with RY Capital Group, LLC (“RY”).  The EPA  provides that,  upon the terms and  subject  to the  conditions  set forth  therein,  RY is  committed  to purchase up to  USD$750,000  (the "Total  Commitment")worth of the Company's common shares (the “Put Shares”) over the 12-month term (the “Term”)of the EPA.

From time to time over the term of the EPA, commencing on the trading day immediately following the date on which the registration statement covering the resale of the Put Shares (the “Registration Statement”)  is declared  effective by the Securities and Exchange  Commission (the "Commission"),  as  further  discussed  below,  the  Company  may,  in its  sole discretion,  draw upon the EPA periodically during the Term (a “Draw Down”) by the Company’s delivery to RY of a written notice (a “Draw Down Notice”) requiring RY to purchase a dollar amount in common shares (a “Draw Down Amount”).  In no event may the shares issuable pursuant to a Draw Down Notice, when aggregated with the shares then held by the Purchaser on the date of the Draw Down, exceed the lesser of (i) 4.99% of the Company’s outstanding common shares, (ii) USD$62,500 dollars in any 30 days period or (iii) 100% of the aggregate trading volume for the 10 trading days immediately preceding the date of the Draw Down Notice without the prior written consent of RY.  The purchase price per common share purchased under the EPA shall equal 65% of the lowest closing bid for the 10 days immediately preceding the date of the Draw Down Notice (the “Purchase Price”).

RY has agreed that during the term of the EPA, neither RY nor any of its affiliates will, directly or indirectly, engage in any Short Sales (as defined in Regulation SHO adopted by the Commission) involving the Company’s securities.

The EPA contains customary representations, warranties and covenants by, among and for the benefit of the parties.  The Company also agreed to pay reasonable attorneys' fees and expenses incurred by RY in connection with the transaction equal to 5% of each Draw Down Amount.

Unless earlier terminated, the EPA will terminate automatically on the earliest to occur of (i) the first day of the month next following the12-month anniversary of the date on which the Registration Statement is declared effective by the Commission, (ii) the date on which RY purchases  the  Total  Commitment  worth of  common  shares  under  the  EPA and (iii) the date on which the  Company's  common  shares cease  to be listed or quoted on a Principal Market (as defined in the Purchase Agreement).

The Company paid to RY a commitment fee for entering into the Purchase Agreement equal to 50,000 restricted common shares of the Company

The Purchase Agreement also provides for indemnification of RY and its affiliates in the event that the Investor   incurs losses,   liabilities, obligations, claims, contingencies,  damages,  costs and expenses related to a breach by the Company of any of its  representations  and  warranties  under the EPA or the other related transaction documents or any action instituted against RY  or its  affiliates  due to the  transactions contemplated by the EPA,  subject to certain limitations.

The foregoing description of the EPA is qualified in its entirety by reference to the provisions of the EPA filed as exhibit 10.2 to this Current Report on the Form 8-K which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The issuance of the Commitment Shares and the sale of the common shares to RY under the EPA are exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated  under the Securities Act ("Regulation  D"). The Company made this determination based on the representations of RY that RY is an "accredited investor" within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

The Company did not pay any brokerage commissions or finders' fees in connection with the EPA.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and  may  not be  offered  or  sold  in the  United  States  of  America  absent registration or an exemption from registration under the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.2    Equity Purchase Agreement dated as of September 10, 2015 by and between RY Capital, LLC and Algae Dynamics Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALGAE DYNAMICS CORP.

Date: September 14, 2015	By:	/s/ Ross Eastley
Ross Eastley
Chief Financial Officer